                                                                                       Exhibit 99.1

                                   Form 4 Joint Filer Information

Names of the Reporting Persons:       o  Coliseum Capital Management, LLC, a Delaware limited liability company
                                         ("CCM");

                                      o  Coliseum Capital, LLC, a Delaware limited liability company ("CC");

                                      o  Coliseum Capital Partners, L.P., a Delaware limited partnership ("CCP");

                                      o  Coliseum Capital Partners II, L.P., a Delaware limited partnership ("CCP2"
                                         and, together with CCP, the "Funds");

                                      o  Blackwell Partners, LLC, a Georgia limited liability company
                                         ("Blackwell");

                                      o  Adam Gray; and

                                      o  Christopher Shackelton, a member of the board of directors of LHC Group, Inc.

Address for each of the Reporting     Metro Center, 1 Station Place, 7th Floor South, Stamford, CT 06902
Persons, except Blackwell:

Address for Blackwell:                c/o DUMAC, LLC, 406 Blackwell Street, Suite 300, Durham, NC 27701

Date of Earliest Transaction          September 16, 2013
Required to be Reported:

Designated Filer for each of the      Coliseum Capital Management, LLC
Reporting Persons:

Issuer & Ticker Symbol for each       LHC Group, Inc.; LHCG
of the Reporting Persons:

Title of Non-Derivative Security      Common Stock $0.01 par value (the "Stock")
for each of the Reporting Persons:

Non-Derivative Securities             CCP2 acquired the Stock as follows:
Acquired or Disposed:

                                       Transaction Date   Amount of Securities  Price   Amount of Securities
                                                          Acquired                      Beneficially Owned by Reported
                                                                                        Persons Following Reported
                                                                                        Transactions

                                       9/16/2013          187,287(1)            $23.00  2,563,518(4)

                                      CCP disposed the Stock as follows:

                                       Transaction Date   Amount of Securities  Price   Amount of Securities
                                                          Disposed                      Beneficially Owned by Reported
                                                                                        Persons Following Reported
                                                                                        Transactions

                                       9/16/2013          127,678(2)            $23.00  2,563,518(4)

                                      Blackwell disposed the Stock as follows:

                                       Transaction Date   Amount of Securities  Price   Amount of Securities
                                                          Disposed                      Beneficially Owned by Reported
                                                                                        Persons Following Reported
                                                                                        Transactions

                                       9/16/2013          59,609(3)             $23.00  2,563,518(4)

(1) CCP2 acquired 127,678 shares of Stock from CCP and 59,609 shares of Stock from Blackwell. These transfers were internal cross-trades not done on the open market.

(2) CCP sold 127,678 shares of Stock to CCP2. This transfer was an internal cross-trade not done on the open market.

(3) CCP sold 59,609 shares of Stock to CCP2. This transfer was an internal cross-trade not done on the open market.

(4) These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees
Blackwell and CC's right to receive performance-related fees from the Funds. Each of Christopher
Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is a member of the board of directors of the Issuer. Following the transaction reported herein,
Blackwell directly beneficially owned 749,229 shares of Stock, CCP directly beneficially owned
1,398,752 shares of Stock and CCP2 directly beneficially owned 415,537 shares of Stock.

Christopher Shackelton                        /s/ Christopher Shackelton                                     September 17, 2013
                                           ---------------------------------------------------------    ----------------------------
                                              **Signature of Reporting Person                                          Date

Coliseum Capital Management, LLC              /s/ Christopher Shackelton, Manager                            September 17, 2013
                                           ---------------------------------------------------------    ----------------------------
                                              **Signature of Reporting Person                                          Date

Coliseum Capital, LLC                         /s/ Christopher Shackelton, Manager                            September 17, 2013
                                           ---------------------------------------------------------    ----------------------------
                                              **Signature of Reporting Person                                          Date

Coliseum Capital Partners, L.P.
By: Coliseum Capital, LLC, General Partner    /s/ Christopher Shackelton, Manager                            September 17, 2013
                                           ---------------------------------------------------------    ----------------------------
                                              **Signature of Reporting Person                                          Date

Coliseum Capital Partners II, L.P.
By: Coliseum Capital, LLC, General Partner    /s/ Christopher Shackelton, Manager                            September 17, 2013
                                           ---------------------------------------------------------    ----------------------------
                                              **Signature of Reporting Person                                          Date

Blackwell Partners, LLC
By: Coliseum Capital Management, LLC,
Attorney-in-fact                              /s/ Christopher Shackelton, Manager                            September 17, 2013
                                           ---------------------------------------------------------    ----------------------------
                                              **Signature of Reporting Person                                          Date

Adam Gray                                     /s/ Adam Gray                                                  September 17, 2013
                                           ---------------------------------------------------------    ----------------------------
                                              **Signature of Reporting Person                                          Date

**   Intentional misstatements or omissions of facts constitute Federal Criminal Violations.
     See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).